Exhibit "A"

                          GENERAL RELEASE OF ALL CLAIMS

This General Release of all Claims (this "Agreement") is entered into by and between _________________ ("Executive") and Ultramar Diamond Shamrock Corporation (including its subsidiaries) (collectively the "Company") effective as of ______________.

In consideration of the promises set forth in the employment agreement between Executive and the Company, dated _________________, as amended as of the effective date hereof (the "Employment Agreement), as well as any promises set forth in this Agreement, Executive and the Company agree as follows:

(1)      Employment Agreement Entitlements

         The Company will provide Executive the post-termination payments and benefits to which he is entitled under the Employment Agreement.

(2)      Return of Property

         All Company files, access keys, desk keys, ID badges and credit cards, and such other property of the Company as the Company may reasonably request, in Executive's possession must be returned no later than the date of Executive's termination from the Company (the "Termination Date").

(3)      General Release and Waiver of Claims

         Except as provided in the last sentence of this paragraph (3), Executive hereby unconditionally and forever releases, discharges and waives any and all claims of any nature whatsoever, whether legal, equitable or otherwise, which Executive may have against the Company arising at any time on or before the Termination Date, other than with respect to the obligations of the Company to the Executive under the Employment Agreement and all Company-sponsored employee benefit or compensation arrangement, including all qualified and nonqualified retirement, stock option or other equity-based compensation, deferred compensation, bonus, incentive, or welfare benefit or other employee benefit plan, policy, program or arrangement, in which the Executive participated or was eligible to participate prior to the Termination Date (collectively referred to as the "Benefit Plans"). This release of claims extends to any and all claims of any nature whatsoever, other than with respect to the obligations of the Company to the Executive under the Employment Agreement and the Benefit Plans, whether known, unknown or capable or incapable of being known as of the Termination Date of thereafter. This Agreement is a release of all claims of any nature whatsoever by the Executive against the Company, other than with respect to the obligations of the Company to the Executive under the Employment Agreement and the Benefit Plans, and includes, other than as herein provided, any and all claims, demands, causes of action, liabilities whether known or unknown including those caused by, arising from or related to Executive's employment relationship with the Company including, but without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Termination Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any equal employment opportunity law, ordinance, rule, regulation or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended (as further described in Section 7 below); the Americans with Disabilities Act; or any other federal, state or local laws, or regulations regarding employment discrimination or termination of employment. This also includes claims for wrongful discharge, fraud, or misrepresentation under any statute, rule, regulation, or under the common law.

         The Executive agrees and understands and knowingly agrees to this release because it is his intent in executing this Agreement to forever discharge the Company from any and all present, future, foreseen or unforeseen causes of action except for the obligations of the Company set forth in the Employment Agreement and the Benefit Plans.

         Notwithstanding the foregoing, Executive does not release, discharge or waive any rights to indemnification that he may have under the By-Laws of the Company, the laws of the State of Delaware, any indemnification agreement between the Executive and the Company or any insurance coverage maintained by or an behalf of the Company.

(4)      Release  and  Waiver  of  Claims  Under  the  Age   Discrimination  in
         Employment Act

         Executive acknowledges that the Company encouraged him to consult with an attorney of his choosing, and through this Agreement encourages him to consult with his attorney respecting possible claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and that Executive acknowledges that he understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. Executive wishes to waive any and all claims under the ADEA that he may have, as of the Termination Date, against the Company, its shareholders, employees, or successors and hereby waives such claims. Executive further understands that by signing this Agreement he is in fact waiving, releasing and forever giving up any claim under the ADEA that may have existed on or prior to the Termination Date. Executive acknowledges that the Company has informed him that he has at his option, twenty-one (21) days in which to sign the waiver of this claim under ADEA, and he does hereby knowingly and voluntarily waive said twenty-one (21) day period. Executive also understands that he has seven (7) days following the Termination Date within which to revoke the release contained in this paragraph by providing a written notice of his revocation of the release and waiver contained in this paragraph to the Company. Executive further understands that this right to revoke the release contained in this paragraph relates only to this paragraph and does not act as a revocation of any other term of this Agreement.

(5)      Proceedings

         Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to his employment or the termination of his employment (each individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

(6)      Remedies

         If Executive initiates or voluntarily participates in any Proceeding, or if he materially fails to abide by any of the material terms of this Agreement or his material post-termination obligations contained in the Employment Agreement, or if he revokes the ADEA release contained in Paragraph 4 at this Agreement within the seven-day period provided under Paragraph 4, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the termination provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Employment Agreement or his obligations under Paragraphs 3, 4, and 5 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms.
         Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

(7)      Severability Clause

         If any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire agreement, will be inoperative.

(8)      Non-Admission

         Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

(9)      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed in that state; and the parties agree to the jurisdiction of the U.S. District Court for the District of Delaware, and agree to appear in any action in such courts by service of process by certified mail, return receipt requested, at the following addresses:

                  If to Company:

                  ULTRAMAR DIAMOND SHAMROCK CORPORATION
                  P.O. Box 696000,
                  San Antonio, Texas, 78269-6000
                  Attention: General Counsel.

                  and

                  If to Executive:
                  ===========================
                  ===========================

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first set forth above.


By:
      --------------------------------
      [Executive]


ULTRAMAR DIAMOND SHAMROCK CORPORATION

By:______________________________

Name Printed:_____________________

Title:_____________________________